EXHIBIT 23.1

          CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

          We hereby consent to the use in this Registration Statement on Form S-1 of our report dated November 7, 2008, relating to the financial statements of Charter Corporate Services, Inc. for the period September 24, 2002 (inception) through September 30, 2008, which appears in such Registration Statement. We also consent to the use of our name and the reference to us in the “Experts” section of the Registration Statement.

/s/	Gruber & Company LLC

Gruber & Company LLC
Saint Louis, Missouri

November 7, 2008